FIFTH AMENDED AND RESTATED BYLAWS OF
ACACIA RESEARCH CORPORATION
(A DELAWARE CORPORATION)

Active 104516224.6

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FIFTH AMENDED AND RESTATED
BYLAWS OF
ACACIA RESEARCH CORPORATION
(A DELAWARE CORPORATION)
Article 1
OFFICES
1.1The registered office of the corporation in the State of Delaware shall be as set forth in the Certificate of Incorporation.
1.2The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.
Article 2
MEETINGS OF STOCKHOLDERS
2.1All meetings of the stockholders shall be held at such place, if any, within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. The Board of Directors may, in its sole discretion, determine that a meeting shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the General Corporation Law of Delaware.
2.2The corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days ending on the day prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. In the event the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation.
2.3Annual Meetings. Annual meetings of stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect directors and transact such other business as may properly be brought before the meeting. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting.
2.4Special Meetings. Special meetings of stockholders may be called at any time by the Board of Directors, the Chairman of the Board, or the Lead Independent Director (as defined below). Special meetings of stockholders may also be called at any time by the Secretary of the corporation, upon the written request of one or more stockholders of record of the corporation (a “Stockholder Requested Special Meeting”) that hold at least ten percent (10%) in voting power of the outstanding shares of stock of the corporation (the “Requisite Percent”) and who have delivered such requests in accordance with and subject to the procedures and conditions and any other provisions set forth in these Bylaws, including any limitations on the ability to make such a request for such a special meeting. Upon such written request to the Secretary by any person or persons (other than the Board of Directors) entitled to call a special meeting of the stockholders, the Secretary shall cause notice to be given to the stockholders entitled to vote that a meeting will be held at such time as determined pursuant to subsection 2.4.2. Subject to the provisions of applicable law, only such business shall be considered at a special meeting of the stockholders as shall have been stated in the notice for such meeting.
2.4.1Stockholder Requested Special Meetings. In order for a Stockholder Requested Special Meeting to be called, one or more requests for a special meeting (each, a “Special Meeting Request,” and collectively, the “Special Meeting Requests”) must be signed by the Requisite Percent of stockholders submitting such request and by each of the beneficial owners, if any, on whose behalf the Special Meeting Request is being made and must be delivered to the Secretary of the corporation. The Special Meeting Request(s) shall be delivered to the Secretary of the corporation at the principal executive offices of the corporation by overnight express courier or registered mail, return receipt requested. Each Special Meeting Request shall (i) set forth a statement of the specific purpose(s) of the meeting and the matters proposed to be acted on at it, (ii) bear the date of signature of each such stockholder signing the Special Meeting Request, (iii) set forth (A) the name and address, as they appear in the corporation’s books, of each stockholder signing such request and the beneficial owners, if any, on whose behalf such request is made, and (B) the class, if applicable, and the number of shares of capital stock of the corporation that are owned of record and beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by each such stockholder and the beneficial owners, if any, on whose behalf such request is made, (iv) include documentary evidence that the stockholders requesting the special meeting own the Requisite Percent as of the date on which the Special Meeting Request is delivered to the Secretary of the corporation; provided, however, that if the stockholders are not the beneficial owners of the shares constituting all or part of the Requisite Percent, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request, such documentary evidence must be delivered to the Secretary of the corporation within ten (10) days after the date on which the Special Meeting Request is delivered to the Secretary of the corporation) that the beneficial owners on whose behalf the Special Meeting Request is made beneficially own such shares as of the date on which such Special Meeting Request is delivered to the Secretary of the corporation, (v) an agreement by each of the stockholders requesting the special meeting and each beneficial owner, if any, on whose behalf the Special Meeting Request is being made to notify the corporation promptly in the event of any decrease in the voting power of the shares held by such stockholder or beneficial owner following the delivery of such Special Meeting Request and prior to the special meeting and an acknowledgement that any such decrease shall be deemed to be a revocation of such Special Meeting Request by such stockholder or beneficial owner to the extent of such reduction, and (vi) contain the information required by Section 2.5 and Section 2.6, as applicable. Any requesting stockholder may revoke his, her or its Special Meeting Request at any time prior to the special meeting by written revocation delivered to the Secretary of the corporation at the principal executive offices of the corporation. If at any time after sixty (60) days following the earliest dated Special Meeting Request, the unrevoked (whether by specific written revocation by the stockholder or pursuant to clause (b)(v) of this subsection 2.4.1) valid Special Meeting Requests represent in the aggregate less than the Requisite Percent, then the requesting stockholder(s) or beneficial owner(s) shall be deemed to have withdrawn such request (in connection with which the Board of Directors may cancel the meeting).
In determining whether a special meeting of stockholders has been requested by stockholders holding in the aggregate at least the Requisite Percent, multiple Special Meeting Requests delivered to the Secretary of the corporation will be considered together only if (i) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting (in each case as determined in good faith by the Board of Directors), and (ii) such Special Meeting

Requests have been delivered to the Secretary of the corporation within sixty (60) days of the earliest dated Special Meeting Request.
2.4.2Calling of a Special Meeting. Except as provided in the next sentence, a special meeting requested by stockholders shall be held at such date, time and place within or without the State of Delaware as may be fixed by the Board of Directors; provided, however, that the date of any such special meeting shall be not more than ninety (90) days after the date on which valid Special Meeting Request(s) constituting the Requisite Percent are delivered to the Secretary of the corporation (such date of delivery being the “Delivery Date”). Notwithstanding the foregoing, the Secretary of the corporation shall not be required to call a special meeting of stockholders if (i) the Board of Directors has already called an annual meeting of stockholders, or a special meeting of stockholders, which has not yet been held at which a Similar Item (as defined in this subsection 2.4.2) is to be presented pursuant to the notice of such meeting, in either case to be held not later than ninety (90) days after the Delivery Date; (ii) the Delivery Date is during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting; or (iii) the Special Meeting Request(s) (A) contain an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”) to an item that was presented at any meeting of stockholders held not more than seventy-five (75) days before the Delivery Date (and, for purposes of this clause (iii) the election of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors); (B) relate to an item of business that is not a proper subject for action by the stockholders under applicable law; (C) were made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law; or (D) do not comply with the provisions of this Section 2.4.
2.4.3Business Transacted at a Special Meeting. Subject to Section 2.6, Business transacted at any Stockholder Requested Special Meeting shall be limited to the purpose or purposes stated in the Special Meeting Request(s) for such special meeting; provided, however, that nothing herein shall prohibit the Board of Directors from submitting additional matters to stockholders at any such special meeting pursuant to the corporation’s notice of meeting. If none of the stockholders who submitted a Special Meeting Request appears at or sends a duly authorized representative to the Stockholder Requested Special Meeting to present the matters to be presented for consideration that were specified in the Special Meeting Request, the corporation need not present such matters for a vote at such meeting.
2.5Business Which May Be Conducted.
2.5.1Annual Meetings of the Stockholders. Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of the stockholders only (A) pursuant to the corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or (C) by any stockholder of the corporation who was a stockholder of record of the corporation at the time the notice provided for in this Section is delivered to the Secretary, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section.
2.5.2For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of subsection 2.5.1, the stockholder must have given timely notice thereof in writing to the Secretary and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth: (A) as to each person whom the stockholder proposes to nominate for election as a director (1) the name, age and business address, (2) the principal occupation or employment of such person (present and for the past five years), (3) the class and number of shares of capital stock of the corporation which are owned beneficially and of record by each such nominee, (4) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and Rule 14a-11 thereunder (and such person’s written consent to being named in any proxy statement as a nominee and to serving as a director if elected) and (5) a description of all direct and indirect compensation and other material monetary arrangements, agreements or understandings during the past three years, and any other material relationship, if any, between the stockholder and its respective affiliates or associates, or others with whom they are acting in concert, on the one hand, and the proposed nominee, and his or her respective affiliates or associates, on the other hand; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (2) the class and number of shares of capital stock of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (3) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting, will continue to be a stockholder of record of the corporation entitled to vote at such meeting through the date of such meeting and intends to appear in person or by proxy at such meeting to propose such business or nomination, (4) a representation that the nominee is not and will not become a party to any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue in question (i) that has not been disclosed to the corporation or (ii) that could limit or interfere with such person’s ability to comply, if elected a director of the corporation, with such person’s fiduciary duties under applicable law, and (5) a representation whether the stockholder or beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee in accordance with Rule 14a-19 under the Exchange Act and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination in accordance with Rule 14a-19 under the Exchange Act. The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.
2.5.3Notwithstanding anything in the second sentence of subsection 2.5.2 to the contrary, in the event that the number of directors to be elected to the Board of Directors at the annual meeting is increased and there is no public announcement by the corporation naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.
2.5.4A stockholder providing notice of nominations of persons for election to the Board of Directors or other business pursuant to clause (C) of subsection 2.5.1 shall further update and supplement such notice so that the information provided or required to be provided in such notice pursuant to subsection 2.5.2 shall be true and correct both as of the record date for such meeting and as of the date that is 10 business days before the meeting or any adjournment or postponement thereof. Such updated and supplemental information shall be delivered to the Secretary of the corporation at the principal executive offices of the corporation (a) in the case of information that is required to be updated and supplemented to be true and correct as of the record date for the determination of stockholders entitled to notice of the meeting, not later than the later of five (5) business days after such record date or five (5) business days after the public announcement of such record date, and (b) in the case of information that is required to be updated and supplemented to be true and correct as of ten (10) business days before the meeting or any adjournment or postponement thereof, not later than eight (8) business days before the meeting or any adjournment or postponement thereof (or if not practicable to provide such updated and supplemental information not later than eight (8) business days before any adjournment or postponement, on the first practicable date before any such adjournment or postponement).
2.6Special Meetings of the Stockholders. Only such business shall be conducted at a special meeting of the stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of the stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting only by or at the direction of the Board of Directors.
2.7General.
2.7.1Only persons who are nominated in accordance with the procedures set forth in this Section shall be eligible to be elected at an annual or special meeting of the stockholders of the corporation to serve as directors and only such business shall be conducted at a meeting of the stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. Except as otherwise provided by law, the Chairman of the Board, or in his or her absence, the Lead Independent Director, as chairman of the meeting, shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made or solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representations as required by this Section) and (B) if any proposed nomination or business was not made or proposed in compliance with the Section, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.
2.7.2For purposes of this Section, “PUBLIC ANNOUNCEMENT” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

2.7.3Notwithstanding the foregoing provisions of this Section, a stockholder shall also be required to comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section, including, without limitation, Rule 14a-19 under the Exchange Act. Without limiting the generality of the foregoing, unless otherwise required by law, if such stockholder (A) provides notice pursuant to Rule 14-19(b) under the Exchange Act and (B) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act, then the corporation shall treat any proxies or votes solicited for any persons nominated by such stockholder as abstentions. Upon request of the corporation, if any stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder shall deliver to the corporation, no later than five business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act. Nothing in this Section shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.
2.8Notice. Written notice of each annual or special meeting shall be given not fewer than 10 days nor more than 60 days before the date of the meeting, to each stockholder entitled to vote at such meeting. Such notice shall state the place, date and hour of the meeting and (i) in the case of the annual meeting, those matters that the Board of Directors, at the time of the mailing of the notice, intends to present for action by the stockholders, and, subject to the provisions of applicable law, any other matters properly brought may be presented at the meeting for action, or (ii) in the case of a special meeting, the purpose or purposes for which the meeting was called, but, subject to the provisions of applicable law, no other business may be presented at the special meeting for action. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by the Board of Directors for election.
2.9Notice of a stockholders’ meeting shall be given by mail or by other means of written communication, addressed to the stockholder at the address of such stockholder appearing on the books of the corporation or given by the stockholder to the corporation for the purpose of notice. Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mail, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient.
2.10Quorum And Adjournment. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in Section 2.11 until a quorum shall attend.
2.11Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.12Voting. The stockholders entitled to notice of any meeting or to vote at any such meeting shall be only persons in whose name shares stand on the stock records of the corporation on the record date determined in accordance with Section 5.7.
2.13Voting at the meetings of stockholders shall be subject to the following provisions:
2.13.1Voting at meetings of stockholders need not be by written ballot.
2.13.2Except as provided in Section 3.6 and in this subsection, at all meetings of stockholders for the election of directors (other than a contested election), each director shall be elected by the vote of the majority of the votes cast. A majority of votes cast means that the number of shares cast “for” a director’s election exceeds the number of votes cast “against” that director. The following shall not be votes cast: (a) a share whose ballot is marked as withheld; (b) a share otherwise present at the meeting but for which there is an abstention; and (c) a share otherwise present at the meeting as to which a stockholder gives no authority or direction.
2.13.3In a contested election, the directors shall be elected by the vote of a plurality of the votes cast.
2.13.4The following procedures apply in a non-contested election. A nominee who does not receive a majority vote of the votes cast shall tender a written offer to resign to the Board of Directors within five business days of the certification of the stockholder vote. The Nominating and Governance Committee shall promptly consider the resignation offer and recommend to the full Board of Directors whether to accept the resignation. The Board of Directors will act on the Nominating and Governance Committee’s recommendation within 90 calendar days following certification of the stockholder vote. Thereafter, the Board of Directors will promptly disclose its decision whether to accept the director’s resignation offer and the reasons for rejecting the resignation offer, if applicable, in a current report on Form 8-K to be filed with the Securities and Exchange Commission within four business days of the Board of Directors’ determination. Any director who tenders his or her resignation pursuant to this provision shall not participate in the Nominating and Governance Committee recommendation or Board of Directors action regarding whether to accept the resignation offer.
2.13.5All other elections and questions shall, unless otherwise provided by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the corporation or as otherwise provided by law or pursuant to any regulation applicable to the corporation, be decided by the affirmative vote of the holders of a majority of the shares of stock of the corporation which are present in person or by proxy and entitled to vote thereon.
2.14Proxies. Each stockholder entitled to vote at a meeting of the stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary.
2.15A proxy or consent validly delivered to the corporation shall mean any written authorization which is signed by the person executing the proxy, as well as any electronic transmission (to include without limitation transmissions by facsimile and by computer messaging systems), which is authorized by a stockholder or the stockholder’s attorney in fact, which gives another person or persons power to vote with respect to the shares of such stockholder. A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. If it is determined that such electronic transmissions are valid, the inspectors of election or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.     Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.
2.16Inspectors Of Election. In advance of any meeting of stockholders, the Board of Directors shall appoint inspectors of election to act at such meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any such meeting may, and on the request of any stockholder or stockholder’s proxy shall, make such appointment at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more stockholders or proxies, the majority of shares present shall determine whether one or three inspectors are to be appointed.
2.17The duties of such inspectors shall include: determining the number of shares outstanding and the voting power of each; determining the shares represented at the meeting; determining the existence of a quorum; determining the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining when the polls shall close; determining the result; and doing such acts as may be proper to conduct the election or vote with fairness to all stockholders. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all.
2.18Conduct of Meeting. The Chairman of the Board, or in his or her absence, the Lead Independent Director, or any other person designated by the Board of Directors, shall preside as chairman at all meetings of the stockholders. The chairman shall conduct each such meeting in a businesslike and fair manner, but shall not be obligated to follow any technical, formal or parliamentary rules or principles of procedure. The chairman’s rulings on procedural matters shall be conclusive and binding on all stockholders, unless at the time of a ruling a request for a vote is made to the stockholders holding shares entitled to vote and which are represented in person or by proxy at the meeting, in which case the decision of a majority of such shares shall be conclusive and binding on all stockholders. Without limiting the generality of the foregoing, the chairman shall have all of the powers usually vested in the chairman of a meeting of stockholders.
2.19Consent of Absentees. The transactions of any meeting of stockholders, however called and noticed, and wherever held, are as valid as though conducted at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of and presence at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by the General Corporation Law of Delaware to be included in the notice but not so included, if such objection is expressly made at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of stockholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof, except as provided in the General Corporation Law of Delaware.
2.20Action of Stockholders Without Meeting. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by consent shall, by written notice delivered to the Secretary at the principal executive offices of the corporation, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded, to the attention of the Secretary of the corporation. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.
To be valid, such written request to the Board of Director to fix a record date shall contain (1) the name and address of the requesting stockholder, as it appears on the corporation’s books, and the beneficial owners, if any, on whose behalf such request is made, (2) the class and number of shares of capital stock of the corporation which are owned beneficially (within the meaning of Rule 13d3 under the Exchange Act) and of record by such stockholder and any such beneficial owner, (3) a representation that the stockholder is a holder of record of stock of the corporation, and (4) a description of the corporate action desired to be authorized or taken and, if such corporate action includes an amendment to the Bylaws, the language of the proposed amendment, (5) the reasons of such stockholder and any such beneficial owner for authorizing or taking such corporate action, and (6) any material interest in such corporate action of such stockholder and any such beneficial owner.
Article 3
DIRECTORS
3.1Powers. Subject to limitations of the Certificate of Incorporation, of these Bylaws and of the General Corporation Law of Delaware relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of

Directors and it shall have the final authority in matters of strategy and policy matters for the corporation.
The Board of Directors may delegate management duties for the operation of the business to those persons to whom authority is properly delegated by the Board of Directors, including officers of the corporation, provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board of Directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Board of Directors shall have the following powers in addition to the other powers enumerated in these Bylaws:
(A)To select and remove all officers (in accordance with the provisions of these Bylaws), agents and employees of the corporation; prescribe the powers and duties for them as may not be inconsistent with law, the Certificate of Incorporation or these Bylaws; fix their compensation and require from them an affidavit providing for the good faith exercise of their duties only in the best interests of the corporation.
(B)To conduct, manage and control the affairs and business of the corporation and to make such rules and regulations therefor not inconsistent with law, the Certificate of Incorporation or these Bylaws, as they may deem best.
(C)To adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time as they may deem best.
(D)To authorize the issuance of shares of stock of the corporation from time to time, upon such terms and for such consideration as may be lawful.
(E)To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.
(F)To make, repeal, alter, amend and rescind any or all of these Bylaws.
3.2Number of Directors. The authorized number of directors of the corporation shall be not less than five nor more than nine. Within such limits, the Board of Directors may fix the exact number of directors by resolution duly adopted by the Board of Directors. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of the director’s term of office.
3.3Election and Term of Office. Only persons who are nominated by, or at the direction of the Board of Directors or the Chairman of the Board, or by a stockholder who has given timely written notice to the Secretary meeting the requirements set forth in these Bylaws, will be eligible for election as directors of the corporation.
3.4For a person to be qualified to serve as a director of the corporation, such person need not be an employee or stockholder of the corporation during his or her directorship.
3.5At each annual meeting of the stockholders, the successors of each director whose term expires at that meeting shall be elected to hold office for a term expiring at the next annual meeting of stockholders and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

3.6Resignations and Vacancies. Any director may resign effective upon giving written notice to the Chairman of the Board, the Chief Executive Officer, the Secretary or the Board of Directors, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.
Any newly-created directorship resulting from an increase in the authorized number of directors or any vacancies in the Board of Directors occurring by reason of death, resignation, retirement, disqualification or removal may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director. A director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term expiring at the next annual meeting of the stockholders and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.
A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any director, or if the authorized number of directors is increased, or if the stockholders fail, at any annual or special meeting of the stockholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.
Any director, or the entire Board, may be removed with or without cause by the affirmative vote of a majority of the shares then entitled to vote at the election of directors.
3.7Meetings of the Board of Directors. Regular or special meetings of the Board of Directors shall be held at any place within or without the State of Delaware which has been designated from time to time by the Board of Directors. In the absence of such designation, regular meetings shall be held at the principal executive office of the corporation.
3.8Following each annual meeting of stockholders, the Board of Directors shall hold a regular meeting for the purpose of organization, election of officers and the transaction of other business. Other regular meetings of the Board of Directors shall be held on such dates and at such times as may be fixed by the Board of Directors. Call and notice of all regular meetings of the Board of Directors are hereby dispensed with.
3.9Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board, the Chief Executive Officer, the Secretary or by any two directors.
Special meetings of the Board of Directors shall be held upon four days’ written notice or 48 hours’ notice given personally or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile electronic mail or other similar means of communication. Any such notice shall be addressed or delivered to each director at such director’s address as it is shown upon the records of the corporation or as may have been given to the corporation by the director for purposes of notice or, if such address is not shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held.
Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mail, first-class postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient. Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.
3.10Quorum. A majority of the whole Board of Directors constitutes a quorum of the Board of Directors for the transaction of business, except to adjourn as provided below in this Article. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by law or by the Certificate of Incorporation. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.
3.11Participation by Conference Telephone. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another and all such directors shall be deemed to be present in person at the meeting.
3.12Waiver of Notice. Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.
3.13Adjournment. A majority of the directors present, whether or not a quorum is present, may adjourn any directors’ meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned, except as provided in the next sentence. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.
3.14Fees and Compensation. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board of Directors.
3.15Action Without Meeting. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board of Directors shall consent in writing to such action. Such consent or consents shall have the same effect as a unanimous vote of the Board of Directors and shall be filed with the minutes of the proceedings of the Board of Directors.
3.16Committees. The Board of Directors may appoint one or more committees, each consisting of one or more directors, and delegate to such committees any of the powers and authority of the Board of Directors, except no such committee shall have power or authority in reference to the following:
(A)Approving, adopting or recommending to the stockholders any action or matter expressly required by the General Corporation Law of Delaware to be submitted to the stockholders for approval; or
(B)Adopting, altering, amending or repealing these Bylaws or any of them.

Any such committee must be designated, and the members or alternate members thereof appointed, by resolution adopted by a majority of the authorized number of directors and any such committee may be designated an Executive Committee or by such other name as the Board of Directors shall specify. Alternate members of a committee may replace any absent member at any meeting of the committee. The Board of Directors shall have the power to prescribe the manner in which proceedings of any such committee shall be conducted. In the absence of any such prescription, such committee shall have the power to prescribe the manner in which its proceedings shall be conducted. Unless the Board of Directors or such committee shall otherwise provide, the regular and special meetings and other actions of any such committee shall be governed by the provisions of this Article applicable to meetings and actions of the Board of Directors. Minutes shall be kept of each meeting of each committee.
3.17Lead Independent Director. A majority of the independent directors of the Board of Directors may also appoint an independent member of the Board of Directors to serve as the “Lead Independent Director.” If appointed, the Lead Independent Director shall have the authority to call meetings of the independent directors, to coordinate and lead the activities of the independent directors, and to exercise such further powers and duties as from time to time may be conferred upon, or assigned to, the Lead Independent Director by these Bylaws or by the Board of Directors. As used in this Section 3.17, the term “independent” means meeting the requirements for independent directors under Nasdaq Stock Market Listing Rule 5605(a)(2) and Rule 10A-3 under the Exchange Act.
Article 4
OFFICERS
4.1Officers. The officers of the corporation shall be a Chief Executive Officer, a President, a Secretary and a Treasurer. The corporation may also have, at the discretion of the Board of Directors, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be elected or appointed in accordance with the provisions of this Article.
4.2Election. The officers of the corporation, except such officers as may be elected or appointed in accordance with the provisions of this Article, shall be chosen annually by, and shall serve at the pleasure of, the Board of Directors, and shall hold their respective offices until their resignation, removal, or other disqualification from service, or until their respective successors shall be elected.
4.3Subordinate Officers. The Board of Directors may elect, and may empower the Chief Executive Officer to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.
4.4Removal and Resignation. Any officer may be removed, either with or without cause, by the Board of Directors at any time or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors. Any such removal shall be without prejudice to the rights, if any, of the officer under any contract of employment of the officer.
Any officer may resign at any time by giving written notice to the corporation, but without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

4.5Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular election or appointment to such office.
4.6The Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and he or she shall have and may exercise such powers as are, from time to time, assigned to him or her by the Board of Directors and as may be provided by law.
4.7In the absence of the Chairman of the Board, the Vice Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and he or she shall have and may exercise such powers as are, from time to time, assigned to him or her by the Board of Directors and as may be provided by law.
4.8The Chief Executive Officer, President and Vice-Presidents. Subject to such powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the Chief Executive Officer is the general manager and chief executive officer of the corporation and has, subject to the control of the Board of Directors, general supervision, direction and control of the business and officers of the corporation. The Chief Executive Officer shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. The Chief Executive Officer has the general powers and duties of management usually vested in a chief executive officer and general manager of a corporation and such other powers and duties as may be prescribed by the Board of Directors.
4.9In the absence or disability of the Chief Executive Officer, the President shall perform all the duties of the Chief Executive Officer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. The President shall have such other powers and perform such other duties as from time to time may be prescribed by the Board of Directors and the Chief Executive Officer.
4.10In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or, if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors.
4.11The Secretary and Assistant Secretary. The Secretary shall keep or cause to be kept, at the principal executive office and such other place as the Board of Directors may order, a book of minutes of all meetings of stockholders, the Board of Directors and its committees, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Board of Directors and committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof. The Secretary shall keep, or cause to be kept, a copy of these Bylaws of the corporation at the principal executive office or such other place as the Board of Directors may order.
The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation’s transfer agent or registrar, if one has been appointed, a share register, or a duplicate share register, showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors and any committees thereof required by these Bylaws or by law to be given, shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors.
4.12The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
4.13The Treasurer and Assistant Treasurer. The Treasurer is the chief financial officer of the corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, and shall send or cause to be sent to the stockholders of the corporation such financial statements and reports as are by law or these Bylaws required to be sent to them. The books of account shall at all times be open to inspection by any director.
The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and the directors, whenever they request it, an account of all transactions as Treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors.
4.14The Assistant Treasurer, or if there be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
Article 5
CERTIFICATE OF STOCK
5.1The corporation’s stock may be certificated or uncertificated, as provided under Delaware law, and shall be entered in the books of the corporation and registered as they are issued. Any certificates representing shares of stock shall be in such form as the Board of Directors shall prescribe, certifying the number and class of shares of the stock of the corporation owned by the shareholder. Any certificate issued to any shareholder of the corporation shall bear the name of the corporation and state that it is organized under the laws of the State of Delaware, the name of the shareholder, and the number and class (and the designation of the series, if any) of the shares represented. Each certificate shall be signed either manually or by facsimile, by the Chairman or Vice Chairman of the Board, or the President or a Vice President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certifying the number of shares owned by the holder in the corporation.
Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice that shall set forth the name of the corporation, that the corporation is organized under the laws of the State of Delaware, the name of the shareholder, the number and class (and the designation of the series, if any) of the shares represented, and any restrictions on the transfer or registration of such shares of stock imposed by the corporation’s certificate of incorporation, these bylaws, any agreement among shareholders, or any agreement between shareholders and the corporation.
5.2Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.
5.3If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
5.4Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.
5.5Lost Certificates. The Board of Directors may direct (i) a new certificate or certificates of stock or (ii) uncertificated shares in place of any certificate or certificates previously issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
5.6Transfer of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the shareholder entitled thereto, cancel the old certificate and record the transaction upon the corporation’s books.
5.7Fixing Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (a) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting; (b) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than 10 days from the date upon which the resolution fixing the record date is adopted by the Board of Directors and (c) in the case of any other action, shall not be more than 60 days prior to such other action. If no record date is fixed: (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (b) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law or the Certificate of Incorporation, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law or the Certificate of Incorporation, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action and (c) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
5.8Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
Article 6
GENERAL PROVISIONS
6.1Maintenance and Inspection of Records. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanies by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in the State of Delaware or at its principal executive office.
6.2Any director shall have the right to examine the corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to the director’s position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.
6.3Checks; Drafts; Evidence of Indebtedness. From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for the payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.
6.4Endorsement of Documents; Contracts. Subject to the provisions of applicable law, any note, mortgage, evidence of indebtedness, contract, share certificate, conveyance or other instrument in writing and any assignment or endorsements thereof executed or entered into between the corporation and any other person, when signed by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President and the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the corporation shall be valid and binding on the corporation in the absence of actual knowledge on the part of the other person that the signing officers had no authority to execute the same. Any such instruments may be signed by any other person or persons and in such manner as from time to time shall be determined by the Board of Directors, and, unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or amount.
6.5Representation of Shares of Other Corporations. The Chief Executive Officer or any other officer or officers authorized by the Board of Directors or the Chief Executive Officer are each authorized to vote, represent and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the corporation. The authority herein granted may be exercised either by any such officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officer.
6.6Stock Purchase Plans. The corporation may adopt and carry out a stock purchase plan or agreement or stock option plan or agreement providing for the issue and sale for such consideration as may be fixed of its unissued shares, or of issued shares acquired or to be acquired, to one or more of the employees or directors of the corporation or of a subsidiary or to a trustee on their behalf and for the payment for such shares in installments or at one time, and may provide for aiding any such persons in paying for such shares by compensation for services rendered, promissory notes or otherwise.
Any such stock purchase plan or agreement or stock option plan or agreement may include, among other features, the fixing of eligibility for participation therein, the class and price of shares to be issued or sold under the plan or agreement, the number of shares which may be subscribed for, the method of payment therefor, the reservation of title until full payment therefor, the effect of the termination of employment, an option or obligation on the part of the corporation to repurchase the shares upon termination of employment, restrictions upon transfer of the shares, the time limits of and termination of the plan, and any other matters, not in violation of applicable law, as may be included in the plan as approved or authorized by the Board of Directors or any committee of the Board of Directors.
6.7Construction and Definitions. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the General Corporation Law of Delaware shall govern the construction of these Bylaws.
6.8Amendments. These Bylaws may be amended or repealed either by approval of a majority of the outstanding shares of the corporation entitled to vote on such action or by the approval of the Board of Directors, for those amendments to the Bylaws for which approval of the Board of Directors alone is sufficient under the General Corporation Law of Delaware.
6.9Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

6.10Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.
6.11Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.
6.12Loans to Officers and Employees. The corporation may, to the extent permitted by applicable law, lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiaries, including any officer or employee who is a director of the corporation or its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in these Bylaws shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.
6.13Forum for Adjudication of Disputes. Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state or federal court located within the State of Delaware) shall be the sole and exclusive forum for: (a) any derivative action or proceeding brought on behalf of the corporation, (b) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s stockholders, (c) any action or proceeding asserting a claim against the corporation or any director, officer or other employee of the corporation arising pursuant to, or seeking to enforce any right or remedy under, any provision of the Delaware General Corporation Law, the corporation’s Certificate of incorporation or these Bylaws (in each case, as they may be amended and restated from time to time), (d) any action or proceeding asserting a claim against the corporation or any director, officer or other employee of the corporation governed by the internal affairs doctrine, or (e) any action or proceeding to interpret, apply, enforce, or determine the validity of any provision or provisions of the corporation’s Certificate of Incorporation or these Bylaws (in each case, as they may be amended and restated from time to time), in all cases to the full extent permitted by applicable law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing, otherwise acquiring, or continuing to own any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Section.
Section 6.15. Federal Forum Selection. Unless the corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing, otherwise acquiring, or continuing to own any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to this provisions of this Section.
Article 7
INDEMNIFICATION

7.1Right to Indemnification. The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “INDEMNITEE”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “PROCEEDING”), by reason of the fact that such person, or a person for whom he or she is the legal representative, is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the written request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnitee. Notwithstanding the preceding sentence, except as otherwise provided in Section 7.3, the corporation shall be required to indemnify an Indemnitee in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors.
7.2Prepayment of Expenses. The corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnitee in defending any proceeding in advance of its final disposition, PROVIDED, HOWEVER, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Article or otherwise.
7.3Claims. If a claim for indemnification of advancement of expenses under this Article is not paid in full within 60 days after a written claim therefor by the Indemnitee has been received by the corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or advancement of expenses under applicable law.
7.4Nonexclusivity of Rights. The rights conferred on any Indemnitee by this Article shall not be exclusive of any other rights which such Indemnitee may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of the stockholders or disinterested directors or otherwise.
7.5Other Sources. The corporation’s obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit entity.
7.6Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.
7.7Other Indemnification and Prepayment of Expenses. This Article shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.
7.8Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the law.
7.9Indemnity Agreements. The corporation may enter into agreements with any director, officer, employee or agent of the corporation, providing for indemnification to the fullest extent permissible under the law and the Certificate of Incorporation.